SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported) March 31, 2010

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, P.O. BOX 356, CHESTER, WEST VIRGINIA
(Address of principal executive offices)

26034
(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 387-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On March 30, 2010, MTR Gaming Group, Inc. (the “Company”, “MTR”, or “Registrant”) entered into an amended and restated employment agreement with Robert F. Griffin (the “Employment Agreement”). The full text of the Employment Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The information included below under Item 5.02 provides a summary of the material terms of the Employment Agreement and is incorporated by reference into this Item 1.01.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           The Registrant has entered into an amended and restated employment agreement with Mr. Griffin for a term of three years with an effective commencement date of March 30, 2010, or such earlier date as may be agreed upon by the parties. Mr. Griffin’s Employment Agreement provides for an annual base salary of $577,500 (as adjusted from time to time with the approval of the Company’s Compensation Committee) and annual performance-based incentive compensation as determined by the Company’s Compensation Committee based on mutually agreed upon performance goals with a target amount of not less than 50% of Mr. Griffin’s annual base compensation and a maximum annual amount of not less than 120% of Mr. Griffin’s annual base compensation.  Mr. Griffin is also entitled to reimbursement of $700 per month for automobile expenses, reimbursement of expenses associated with gaming licensing and cellular phone usage, four weeks of paid vacation, and certain other benefits included in the Employment Agreement. Mr. Griffin’s Employment Agreement also provides for the grant, in the first year, of 200,000 restricted stock units (“RSUs”) and a cash retention award payable in the aggregate amount of $150,000. The RSUs and the cash retention award vest ratably over three years.

In the event of a termination of Mr. Griffin’s employment by the Company without cause, or by Mr. Griffin for good reason (as defined in the Employment Agreement), Mr. Griffin will receive (i) unpaid base compensation earned through the date of termination and incentive compensation earned with respect to completed fiscal periods, (ii) his then-applicable monthly base compensation, payable each month for a period of two years, (iii) any amounts in excess of amounts permitted under Section 162 of the Internal Revenue Code that Mr. Griffin has previously elected to defer (the “Section 162 Deferred Amounts”), (iv) his monthly bonus amount (as defined in the Employment Agreement), payable each month for a period of two years, (v) a monthly amount so that Mr. Griffin can continue to receive health benefits coverage for a period to end on the earlier of (a) the second anniversary of the termination, or (b) the date on which Mr. Griffin accepts employment by, or renders services to, any other business or entity providing Mr. Griffin with health benefits coverage (such period, the “Health Benefits Period”), and (vi) any outstanding and unvested portions of RSUs, stock options and cash retention awards, each of which shall vest upon such termination. The calculation of the incentive compensation amount will be prorated for the amount of time Mr. Griffin was employed during the calendar year of termination.

In the event of a termination of Mr. Griffin’s employment by the Company without cause, or by Mr. Griffin for good reason, within one (1) year after a change in control (as defined in the Employment Agreement), Mr. Griffin will receive a severance payment equal to (i) unpaid base compensation earned through the date of termination and incentive compensation earned with respect to completed fiscal periods, (ii) the Section 162 Deferred Amount, if any, (iii) a lump sum payment equal to two times Mr. Griffin’s then-applicable base compensation, (iv) a lump sum payment equal to two times Mr. Griffin’s annual bonus amount, and (v) a monthly amount so that Mr. Griffin can continue to receive health benefits coverage for the Health Benefits Period. The Employment Agreement also provides that upon a change in control all unvested RSUs, stock options and cash retention awards shall vest in full on the date of the change in control.

In the event of a termination of Mr. Griffin’s employment by the Company for cause, or by Mr. Griffin without good reason (as defined in the Employment Agreement), Mr. Griffin will be entitled to receive unpaid base compensation earned through the date of termination and incentive compensation earned with respect to completed fiscal periods, the Section 162 Deferred Amounts, if any, and all unvested portions of RSUs, stock options and cash retention awards shall be forfeited.

In the event of a termination of Mr. Griffin’s employment by the Company by reason of disability, Mr. Griffin will receive (i) unpaid base compensation earned through the date of termination and incentive compensation earned with respect to completed fiscal periods, (ii) the Section 162 Deferred Amounts, if any, (iii) a monthly amount so that Mr. Griffin can continue to receive health benefits coverage for the Health Benefits Period, (iv) his monthly bonus amount, payable each month for a period of two years, (v) his then-applicable monthly base compensation, payable each month for a period of two years, and (vi) any outstanding and unvested portions of RSUs, stock options and cash retention awards, each of which shall vest upon such termination. In the event of a termination of Mr. Griffin’s employment by the Company by reason of death, Mr. Griffin will receive the compensation identified under items (i),(ii) and (vi) of this paragraph.

If, by 90 days prior to the end of the Employment Agreement’s term, the Company does not offer to extend the Employment Agreement on substantially comparable terms for an additional three years, Mr. Griffin will be entitled to receive a severance payment equal to (i) an amount equal to two times Mr. Griffin’s then-applicable annual base compensation, payable in 12 monthly installments, provided, however, that the amount paid will be discounted by any amount(s) paid to Mr. Griffin as compensation for employment by, or services rendered to, any other business or entity, and (ii) a monthly amount so that Mr. Griffin can continue to receive health benefits coverage for the Health Benefits Period.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01.          Financial Statements and Exhibits.

(d)                Exhibits:

The following exhibit is furnished pursuant to Items 1.01 and Item 5.02:

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and between MTR Gaming Group, Inc. and Robert F. Griffin dated March 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

	By:	/S/ DAVID R. HUGHES
David R. Hughes
Corporate Executive Vice President and Chief Financial Officer
Date: March 31, 2010